SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Corning Natural Gas Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On April 3, 2020, Corning Natural Gas Holding Corporation issued the following press release relating to participation in its annual meeting:

Corning, N.Y. (Friday, April 3, 2020) - Corning Natural Gas Holding Corporation (the “Company”), a publicly traded holding corporation, will host a hybrid annual shareholder meeting Tuesday, April 14, 2020, at 10 am. In compliance with COVID-19 restrictions, the Company strongly encourages shareholders to participate online or via phone. Shareholders may access or participate in the annual meeting in the following ways:

•	via Ring Central from your computer or smartphone-https://meetings.ringcentral.com/j/3926469259?pwd=N0hpUm9qRkNFbmVxWE45OE52cDFPdz09;

•	via telephone or smartphone dial 1-469-445-0100, or 1-623-404-9000, enter meeting id 392 646 9259; if prompted for a participant id, ignore it, and wait for the prompt for the password; password id is 774 325;

\

•	via international numbers: https://meetings.ringcentral.com/teleconference;

•	go to http://www.corninggas.com/cng-investor to view or download the 2019 CNGHC Annual Shareholder PowerPoint and to access the Ring Central link and phone numbers;

•	if you wish to attend in person, the meeting will be held at 330 W. William Street, Corning, NY and will be limited to ten people.

The Company is required to keep attendance records for this meeting, so you will be asked to give your name when you call in or join the meeting remotely. If you intend to virtually vote at the annual shareholder meeting, you will need to indicate that when you log in or call in. However, in order to do so, you must first scan your proxy card to investorrelations@corninggas.com, or fax it to the attention of Julie Lewis at 607-962-2844 no later than 5 pm eastern time, Monday, April 13th, 2020. The company is required by law to prove persons voting at the annual meeting are eligible shareholders. By scanning or faxing your proxy card ahead of time, we will have satisfied this requirement.

If your shares are held with Computershare, and you received your proxy materials from them, you may still vote by mailing your proxy card in the usual manner. If you received your proxy materials from Broadridge, you may vote at www.proxyvote.com, or you may mail your proxy card. In either case, your vote must be received by April 13th, 2020 to be counted.

From time-to-time, Corning Natural Gas Holding Corporation may produce forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, Corning Natural Gas Holding Corporation notes that a variety of factors could cause actual results and experiences to differ materially from anticipated results or other expectations expressed in any forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Firouzeh Sarhangi

Chief Financial Officer

Dated: April 6, 2020